Exhibit 99.(a)(2)

DOC ID ----> 202613203378

DOC ID ----> 202613203378 Form 557 Page 1 of 1 Last Revised: 06/2019 Toll Free: 877.767.3453 | Central Ohio: 614.466.3910 OhioSoS.gov | business@OhioSoS.gov File online or for more information: OhioBusinessCentral.gov Amendment to Report of Business Trust and/or Trust Instrument (117-BTA) Filing Fee $50.00 Form Must Be Typed Name of Business Trust Registration Number of Business Trust Not more than 90 days after the occurrence of any event causing any filing, including exhibits, related to the business trust report and/or trust instrument to be inaccurate or incomplete, an amendment must be filed providing all information to maintain the accuracy and completeness of such filing. Please attach a document with correct or complete information consistent with section 1746.04 of the Revised Code. Form 557 Prescribed by: TRUTH SOCIAL FUNDS 5486152

DOC ID ----> 202613203378 Form 557 Page 1 of 1 Last Revised: 06/2019 Toll Free: 877.767.3453 | Central Ohio: 614.466.3910 OhioSoS.gov | business@OhioSoS.gov File online or for more information: OhioBusinessCentral.gov Amendment to Report of Business Trust and/or Trust Instrument (117-BTA) Filing Fee $50.00 Form Must Be Typed Name of Business Trust Registration Number of Business Trust Not more than 90 days after the occurrence of any event causing any filing, including exhibits, related to the business trust report and/or trust instrument to be inaccurate or incomplete, an amendment must be filed providing all information to maintain the accuracy and completeness of such filing. Please attach a document with correct or complete information consistent with section 1746.04 of the Revised Code. Form 557 Prescribed by: TRUTH SOCIAL FUNDS 5486152

FIRST AMENDMENT TO THE CERTIFICATE OF TRUST

OF

TRUTH SOCIAL FUNDS

(an Ohio Statutory Trust)

Pursuant to Chapter 1746 of the Ohio Revised Code, the Certificate of Trust of Truth Social Funds is hereby amended as follows:

1.	Name. Section 1 of the Certificate of Trust is hereby amended and restated in its entirety to read as follows:

1.	Name. The name of the statutory trust is Yorkville America Investment Trust.

Except as expressly amended hereby, the Certificate of Trust remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned Trustees have executed this Amendment to Certificate of Trust on behalf of the Trust as of the 12th day of May, 2026.

/s/ Mary Lou H. Ivy, Trustee
Mary Lou H. Ivy, Trustee

/s/ Theo H. Pitt, Jr., Trustee
Theo H. Pitt, Jr., Trustee

/s/ Dr. David J. Urban, Trustee
Dr. David J. Urban, Trustee